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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 6 to the Registration Statement on Form S-1 and related Prospectus of Eschelon Telecom, Inc. for the registration of its common stock and to the use of our report dated July 8, 2005 with respect to the consolidated financial statements of Advanced TelCom, Inc.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
August 2, 2005

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Consent of Independent Registered Public Accounting Firm